                                                                     EXHIBIT 1.2


                         SECURITIES PURCHASE AGREEMENT





                                    BETWEEN





                           QUEEN SAND RESOURCES, INC.





                                      AND





                            FORSETI INVESTMENTS LTD.





                             DATED:  MARCH 27, 1997

                              TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE 1.         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2.         REPURCHASE OF SHARES; ISSUANCE OF WARRANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2.1    Repurchase of Shares; Issuance of Warrants.   . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2.2    Closing.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2.3    Deliveries of Stockholder.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2.4    Deliveries of the Company.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3.         REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   3.1    Organization and Standing.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   3.2    Authorization.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   3.3    Title.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   3.4    Approvals.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   3.5    No Breach.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   3.6    No Litigation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   3.7    Investment Purposes.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   3.8    Brokers.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   3.9    No Interested Director Transaction.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   4.1    Organization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   4.2    Authorization.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   4.3    Valid Issuance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   4.4    No Breach.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   4.5    Approvals.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 5.         PRE-CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   5.1    Covenants of Stockholder.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   5.2    Covenants of the Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 6.         CONDITIONS TO OBLIGATIONS OF THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   6.1    Representations and Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   6.2    Performance.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   6.3    First Closing.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   6.4    Delivery of Documents.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   6.5    Surplus.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   6.6    Release.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 7.         CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER   . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   7.1    Representations and Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   7.2    Performance.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   7.3    Delivery of Documents.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   7.4    Legal Opinion.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 8.         RESTRICTIONS ON TRANSFER; ESCROW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   8.1    General.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   8.2    Permitted Transfers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9




                                     (i)

                   8.3    Required Transfer.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   8.4    Restrictions on Sale and Resale.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   8.5    Permitted Transferees Bound.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   8.6    Compliance with Regulation S. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   8.7    Legend.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   8.8    Escrow.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 9.         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   9.1    Indemnification of the Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   9.2    Indemnification of Stockholder.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   9.3    Notice and Opportunity to Defend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   9.4    Termination of Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   9.5    No Consequential Damages.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 10.        TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 11.        DISPUTE RESOLUTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   11.1   Mediation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   11.2   Arbitration.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 12.        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   12.1   Survival.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   12.2   Governing Law; Choice of Forum;
                          Consent to Service of Process.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   12.3   Invalid Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   12.4   Entirety and Amendments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   12.5   Parties Bound.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   12.6   Notices.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   12.7   Section and Other Headings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   12.8   Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   12.9   Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   12.10  Specific Performance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   12.11  Further Documents and Actions.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

EXHIBIT A          CLASS A WARRANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

EXHIBIT B          CLASS B WARRANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

EXHIBIT C          EARN UP AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EXHIBIT D          JEDI EARN UP AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

EXHIBIT E          ESCROW AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

EXHIBIT F          FORM OF STOCK POWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

EXHIBIT G          FORM OF RELEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

EXHIBIT H          FORM OF LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





                                      (ii)

                         SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is executed as of the 27th day of March, 1997, between Queen Sand Resources, Inc., a Delaware corporation ("Company"), and Forseti Investments Ltd., a corporation organized under the laws of Barbados ("Stockholder").

         WHEREAS, the Stockholder owns the Shares (defined below); and

         WHEREAS, the Company has entered into the JEDI Purchase Agreement (defined below) with JEDI (defined below) pursuant to which the Company will issue shares of the Company's Series A Participating Convertible Preferred Stock, par value $.01 per share, subject to the terms and conditions of the JEDI Agreement; and

         WHEREAS, immediately following the closing under the JEDI Agreement, the Stockholder desires to sell to the Company, and the Company desires to repurchase, the Shares pursuant to the terms and conditions in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Company agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Agreement" is defined in the introductory paragraph to this Agreement.

         "Asserted Liability" is defined in Section 9.3.

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock, substantially in the form of Exhibit A to this Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock, substantially in the form of Exhibit B to this Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Company" is defined in the introductory paragraph to this Agreement.

         "Consequential Damages" is defined in Section 9.5.

         "Dispute" is defined in Section 11.1.

         "Earn Up Agreement" means the Earn Up Agreement to be entered into between the Company and Stockholder substantially in the form of Exhibit C to this Agreement.

         "Escrow Agreement" means the Escrow Agreement substantially in the form of Exhibit E to this Agreement to be entered into among the Company, the Stockholder, and an escrow agent mutually acceptable to the Company and the Stockholder.

         "First Closing" means the closing of the transactions contemplated under the JEDI Agreement.

         "Holder" means Stockholder and its permitted assignees.

         "Indemnitee" is defined in Section 9.3.

         "Indemnitor" is defined in Section 9.3.

         "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

         "JEDI Agreement" means the Securities Purchase Agreement, dated of even date herewith, between the Company and JEDI.

         "JEDI Earn Up Agreement" means the Earn Up Agreement to be entered into between the Company and JEDI substantially in the form of Exhibit D to this Agreement.

         "Lien" is defined in Section 2.1.

         "Losses" is defined in Section 9.1.

         "Mediator" is defined in Section 11.1.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Restricted Period" is defined in Section 8.3.

         "Second Closing" is defined in Section 2.2.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the 9,600,000 shares of Common Stock owned beneficially and of record by Stockholder evidenced by stock certificates Nos. 515 through 610.

         "Stockholder" is defined in the introductory paragraph to this Agreement.

         "Transfer" means any exercise, sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of any Warrants or Warrant

Shares or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Transferee" is defined in Section 8.2.

         "U.S. person" is defined in Section 3.7.

         "United States" is defined in Section 3.7.

         "Warrant Shares" means any share of Common Stock issued or issuable upon exercise of the Warrants.

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.


                                   ARTICLE 2.

                   REPURCHASE OF SHARES; ISSUANCE OF WARRANTS


         2.1 Repurchase of Shares; Issuance of Warrants. At the Second Closing and subject to the terms and conditions in this Agreement, the Stockholder shall sell to the Company, and the Company shall purchase from the Stockholder, the Shares, free and clear of any claim, lien, encumbrance or limitation whatsoever (a "Lien") for an aggregate purchase price of (i) U.S. $5,000,000 cash, (ii) the Class A Warrants, (iii) the Class B Warrants, and
(iv) the execution and delivery by the Company of the Earn Up Agreement.


         2.2 Closing. Upon satisfaction or waiver of the conditions precedent set forth in Articles 6 and 7, and unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Article 10, the closing of the sale and purchase of the Shares, the issuance of the Warrants, and the execution and delivery of the Earn Up Agreement (the "Second Closing") shall take place immediately upon consummation of the First Closing, which shall occur as soon as practicable on or after the date that is 20 days after the Company mails a Schedule 14C Information Statement to its stockholders.


         2.3 Deliveries of Stockholder. At the Second Closing, Stockholder shall deliver to the Company, against delivery by the Company of the items specified in Section 2.4: (i) certificates Nos. 515 through 610 representing the Shares, endorsed in blank or accompanied by an executed stock power in the form of Exhibit F, with all signatures guaranteed and in a form acceptable to the Company's transfer agent, (ii) the Earn Up Agreement, duly executed by the Stockholder, (iii) the Escrow Agreement, duly executed by the Stockholder, and (iv) a certificate of an officer of the Stockholder certifying the matters set forth in Sections 6.1 and 6.2.


         2.4 Deliveries of the Company. At the Second Closing, the Company shall, against delivery by the Stockholder of the items specified in Section 2.3: (i) deliver $5,000,000 by wire or intrabank transfer of immediately available funds to an account of the Stockholder in Houston, Texas and acceptable to the Company, (ii) issue the Warrants, which Warrants shall be deposited with an escrow agent mutually acceptable to the Stockholder and the Company pursuant to the Escrow Agreement, (iii) deliver to the Stockholder the Earn Up Agreement, duly executed by the Company, (iv) deliver to the Stockholder the Escrow Agreement, duly executed by the Company and the escrow agent, and (v) deliver to the Stockholder a certificate of an officer of the Company certifying the matters set forth in Sections 7.1 and 7.2.


                                   ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder represents and warrants to the Company as follows:


         3.1 Organization and Standing. Stockholder is a corporation duly organized, validly existing and in good standing under the laws of Barbados and has the requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as currently conducted (and as proposed to be conducted). All of the equity interests of Stockholder are free and clear of any Liens.


         3.2 Authorization. The Stockholder has full right, power (corporate and other) and authority to enter into this Agreement, the Escrow Agreement, and the Earn Up Agreement and to sell, assign, transfer, and deliver the Shares. All necessary actions have been taken to ensure that the execution, delivery, and performance by the Stockholder of this Agreement, the Earn Up Agreement, the Escrow Agreement, and the consummation of the contemplated transactions herein and therein have been duly authorized. This Agreement has been, and at the Second Closing the Earn Up Agreement and the Escrow Agreement will have been, duly executed and delivered by the Stockholder and, assuming due execution by the Company, this Agreement constitutes, and at the Second Closing each of the Earn Up Agreement and the Escrow Agreement will constitute, the valid, legal, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with their respective terms except as limited by bankruptcy, insolvency, or other similar laws of general application relating to the enforcement of creditors' rights.


         3.3 Title. Stockholder is the owner beneficially and of record of the Shares. As of the date of this Agreement, the Stockholder has good and valid title to the Shares, free and clear of all Liens, other than Certificate No. 610 representing 100,000 shares of Common Stock which is pledged to Banque Cantonale de Geneve. At the Second Closing, the Stockholder will have good and valid title to the Shares, free and clear of all Liens. At the Second Closing, good and valid title to the Shares, free and clear of all Liens, will pass to the Company. There are no outstanding options, calls, commitments, voting agreements, participations or other contracts relating to the Shares.


         3.4 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or other Person, which have not already been made or obtained, are necessary for the execution, delivery or performance by the Stockholder of this Agreement, the Escrow Agreement, the Earn Up Agreement, and the consummation of the transactions contemplated herein and therein or the validity or enforceability hereof or thereof.

         3.5 No Breach. Assuming (i) the accuracy of the representations and warranties of the Company, (ii) compliance with the covenants of the Company, (iii) consummation of the JEDI Agreement, and neither the execution and delivery of this Agreement, the Escrow Agreement, the Earn Up Agreement, nor the consummation of the transactions herein or therein contemplated, will conflict with or result in a breach of, or require any consent under, the organizational documents of the Stockholder, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Stockholder is a party or by which it is bound or to which any of its properties or assets is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien upon any of the revenues or assets of the Stockholder pursuant to the terms of any such agreement or instrument.


         3.6 No Litigation. There are no actions, suits or proceedings pending before any administrative tribunal or court of law, or before any mediator or arbitrator (and to the knowledge of the Stockholder, there is no basis for any such action, suit or proceeding), against or affecting the Shares or Stockholder's interest in the Shares.


         3.7              Investment Purposes.


                 (a) The Warrants and the Warrant Shares will be acquired by the Stockholder for its own account for the purpose of investment and not for offer or sale in any manner that would be in violation of the securities laws of the United States of America or any state thereof. The Stockholder (i) is not a U.S. person within the meaning Regulation S promulgated under the Securities Act (a "U.S. person"), (ii) is not acquiring the Warrants and will not acquire any Warrant Shares for the account or benefit of any "U.S. person", and
         (iii) is not organized under the laws of the United States of America, its territories and possessions, any State of the United States or the District of Columbia (the "United States"), and (iv) was not organized for the purpose of acquiring the Warrants or any Warrant Shares, and
         (v) is not registered under the Securities Exchange Act of 1934, as amended, (vi) is not part of an identifiable group of U.S. citizens abroad, and (vii) is not purchasing the Warrants in any transaction or series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act in the United States. The Stockholder has executed this Agreement outside the United States, and at the time the buy order for the Warrants was originated the Stockholder was outside the United States. All offers to the Stockholder of the Warrants and the sale of the Warrants have occurred outside the United States.


                 (b) The Stockholder is knowledgeable, sophisticated and experienced in financial and business matters and in making, and is qualified to make, decisions with respect to investments in restricted securities (such as this Agreement, the Warrants and the Warrant Shares) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Warrants. The Stockholder acknowledges that it is capable of evaluating the merits and risks of an investment in the Warrants and the Warrant Shares.

                 (c) The Stockholder acknowledges that at all times following its initial contact with the Company or its agents pertaining to the Warrants and the Warrant Shares and through the Second Closing, the Company made available to the Stockholder the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the offering, the Warrants and the Warrant Shares, and to obtain any additional information that the Company possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to the Stockholder.

                 (d) The Stockholder understands, acknowledges and agrees that (a) the Warrants and the Warrant Shares have not been and will not be registered under the Securities Act, or under any state or foreign securities or blue sky laws, and may not be exercised, offered, sold, transferred, pledged or otherwise disposed of in the United States or to, or for the account or benefit of, any "U.S. person," unless such securities are registered under the Securities Act and any applicable state and foreign securities or blue sky laws or exemptions from the registration requirements of the Securities Act and any applicable state and foreign securities or blue sky laws are available, (b) the Warrants and the Warrant Shares are being offered and sold pursuant to the terms of Regulation S under the Securities Act which permits securities to be sold to persons who are not "U.S. persons" in "offshore transactions," subject to certain terms and conditions and (c) the Warrants and the Warrant Shares will not have been registered under the Securities Act of 1933 and will not be freely transferable and may not be resold, transferred or assigned except in compliance with the Securities Act and Article 8 of this Agreement. Stockholder acknowledges that a statement or legend reflecting the foregoing limitations will appear on any certificate or other document evidencing ownership of the Warrants or the Warrant Shares.


         3.8 Brokers. Except for bank fees and charges in the ordinary course of business, neither Stockholder, nor anyone acting on its behalf has incurred or caused to be incurred any liability on the part of Stockholder for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with any of the transactions contemplated by this Agreement.

         3.9 No Interested Director Transaction. Neither this Agreement, nor the Earn Up Agreement or the Escrow Agreement, nor the transactions contemplated hereby or thereby, constitutes a contract or transaction between the Company and one or more of its directors or officers or between the Company and any other corporation in which one or more of its directors or officers are directors or officers or have a financial interest.


                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Stockholder as follows:


         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as currently conducted (and as proposed to be conducted).

         4.2 Authorization. The Company has full right, power (corporate and other) and authority to enter into this Agreement, the Escrow Agreement, the Earn Up Agreement, and the Warrants. All necessary actions have been taken to ensure that the execution, delivery, and performance by the Company of this Agreement, the Earn Up Agreement, the Escrow Agreement, the Warrants, and the consummation of the contemplated transactions herein and therein have been duly authorized. This Agreement has been, and at the Second Closing the Earn Up Agreement, the Escrow Agreement, and the Warrants will have been, duly executed and delivered by the Company and, assuming due execution by the Stockholder, this Agreement constitutes, and at the Second Closing each of the Earn Up Agreement, the Escrow Agreement, and the Warrants will constitute, the valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with their respective terms (except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights).


         4.3 Valid Issuance. When issued in compliance with the provisions of Article 2, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their respective terms. When issued and delivered in accordance with the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.


         4.4 No Breach. Assuming (i) the accuracy of the representations and warranties of the Stockholder, (ii) compliance with the covenants of the Stockholder, and (iii) consummation of the JEDI Agreement, neither the execution and delivery of this Agreement, the Earn Up Agreement, the Escrow Agreement, or the Warrants, nor the consummation of the transactions herein or therein contemplated, including the issuance and delivery of the Warrants and, upon the exercise of the Warrants, the Warrant Shares, nor compliance by the Company with the terms and provisions hereof or thereof, will conflict with or result in a breach of, or require any consent under, the Certificate of Incorporation or Bylaws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument, other than a conflict or breach which would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         4.5 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or other Person, which have not already been made or obtained, are necessary for the execution, delivery or performance by the Company of this Agreement, the Earn Up Agreement, the Escrow Agreement, or the Warrants and the Warrant Shares and the consummation of the transactions contemplated herein and therein or the validity or enforceability hereof or thereof.

                                   ARTICLE 5.

                             PRE-CLOSING COVENANTS


         5.1 Covenants of Stockholder. From the date of this Agreement until the earlier of the termination of this Agreement or the Second Closing, except as otherwise consented by the Company in writing, Stockholder shall:


                 (a) not (i) sell, transfer, assign, pledge, hypothecate, or dispose of any of the Shares; (ii) grant a proxy or enter into a voting agreement with respect to any of the Shares; or
         (iii) enter into an agreement with respect to any of the foregoing;
         and


                 (b) use its commercially reasonable efforts to take all actions and to do all things reasonably necessary, proper or advisable to satisfy the conditions of the parties to the obligations hereunder prior to the First Closing and to consummate the transactions contemplated by this Agreement immediately upon consummation of the First Closing.


         5.2 Covenants of the Company. From the date of this Agreement until the earlier of the termination of this Agreement or the Second Closing, except as otherwise consented by the Stockholder in writing, the Company shall use its commercially reasonable efforts to take all actions and to do all things reasonably necessary, proper or advisable to satisfy the conditions of the parties to the obligations hereunder prior to First Closing and to consummate the transactions contemplated by this Agreement immediately upon consummation of the First Closing.



                                   ARTICLE 6.

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company hereunder are subject to the fulfillment, at or before the Second Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by the Company). Stockholder shall use all commercially reasonable efforts to fulfill, at or before the Second Closing, such of the following conditions (or portions thereof) over which it has control:


         6.1 Representations and Warranties. The representations and warranties made by the Stockholder in this Agreement shall be true in all material respects as of the date hereof and as of the date of the Second Closing as if made upon the date of the Second Closing.

         6.2 Performance. The Stockholder shall have performed and complied with, in all material respects, all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by the Stockholder at or before the Second Closing.


         6.3 First Closing. The First Closing shall have occurred.

         6.4 Delivery of Documents. The Stockholder shall have delivered the documents and other instruments set forth in Section 2.3.


         6.5 Surplus. The Company shall have adequate surplus to repurchase the Shares.


         6.6 Release. Stockholder shall have executed and delivered a release to the Company substantially in the form of Exhibit G to this Agreement.



                                   ARTICLE 7.

                  CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER

         The obligations of the Stockholder hereunder are subject to the fulfillment, at or before the Second Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by the Stockholder). The Company shall use all commercially reasonable efforts to fulfill, at or before the Second Closing, such of the following conditions (or portions thereof) over which it has control:


         7.1 Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true in all material respects as of the date hereof and as of the date of the Second Closing as if made upon the date of the Second Closing.


         7.2 Performance. The Company shall have performed and complied with, in all material respects, all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by the Company at or before the Second Closing.


         7.3 Delivery of Documents. The Company shall have delivered the documents and other instruments set forth in Section 2.4.


         7.4 Legal Opinion. The Company shall have delivered to the Stockholder a legal opinion of Haynes and Boone, LLP substantially in the form of Exhibit H to this Agreement.



                                   ARTICLE 8.

                        RESTRICTIONS ON TRANSFER; ESCROW


         8.1 General. A Holder shall not make or suffer any Transfer of all or any part of its Warrants or Warrant Shares except in accordance with the terms of this Agreement and the Warrants, and any purported Transfer not made in compliance with this Agreement and the Warrants shall be void and of no force and effect.

         8.2 Permitted Transfers. Subject to the other provisions of this Article 8, Stockholder may Transfer all or any part of its Warrants or Warrant Shares (i) at any time with the prior written consent of the Company (which consent shall not be unreasonably withheld); or (ii) at any time on or after the first anniversary of the Second Closing; provided, that, in either case

                 (a) Stockholder shall have delivered notice to the Company that Stockholder desires to Transfer any of the Warrants or the Warrant Shares, which notice shall describe in reasonable detail the material terms of such proposed Transfer, including, without limitation, the number of Warrants and/or Warrant Shares to be Transferred, the identity of the proposed transferee (the "Transferee"), the amount and form of the consideration to be paid to Stockholder for the proposed Transfer, and the place where the Warrants or Warrant Shares are to be delivered upon consummation of the proposed transfer;


                 (b) Stockholder shall have delivered to the Company a notarized statutory declaration from the Transferee certifying the material terms of the proposed transfer, including, without limitation, the amount and form of the consideration to be paid to Stockholder for the proposed Transfer and such certifications as the Company reasonably requests to ensure compliance with Regulation S promulgated under the Securities Act, or another exemption from the United States securities laws and that the Transferee agrees to hold the Warrants or Warrant Shares subject to the terms and conditions set forth in the Warrant and this Agreement;


                 (c) The Transferee shall have deposited the consideration for the proposed Transfer into the escrow account under the Escrow Agreement or such other location as the Company and the Stockholder may mutually agree; and


                 (d) The proposed Transfer (including, without limitation, a proposed Transfer that is an exercise) must involve at least 100,000 Class A Warrants or Class B Warrants (or if at the time of the proposed Transfer, the Stockholder owns less than 100,000 of Class A Warrants or Class B Warrants, then the proposed Transfer must involve all of the Class A Warrants or Class B Warrants then owned by the Holder).


         8.3 Required Transfer. If at any time on or before September 30, 1998 the Company identifies a proposed Transferee of the Warrants who is willing to purchase for cash at least 100,000 Warrants (provided that if at the time of the proposed Transfer the Stockholder owns less than 100,000 Warrants, the proposed Transfer must involve all of the Warrants owned by the Stockholder) for a purchase price of at least $2.40 per Class A Warrant and/or for a purchase price of at least $3.50 per Class B Warrant and the Company has determined that the proposed Transfer would comply with the provisions of Sections 8.4 and 8.6, then upon notice by the Company to the Stockholder, the Stockholder shall Transfer the Class A Warrants and/or Class B Warrants to the proposed Transferee in accordance with the terms of the proposed Transfer specified in the Company's notice to the Stockholder.

         8.4              Restrictions on Sale and Resale.


                 (a) For a period of one year following the Second Closing (the "Restricted Period"), Holder, its affiliates and any person acting on its behalf shall not make any directed selling efforts (as defined in Regulation S) in the United States in connection with any offer or sale of the Warrants or the Warrant Shares and shall not engage in any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Warrants or the Warrant Shares, or offer, sell, transfer, pledge or otherwise dispose of the

         Warrants or the Warrant Shares or any interest therein, in the United States or to, or for the account or benefit of, a "U.S. person."

                 (b) Holder understands and agrees that the Warrants are transferable only on the books and records of the Company and that the Warrant Shares are transferable only on the books and records of the transfer agent in respect of the Common Stock.


                 (c) Unless registered under the Securities Act, any proposed offer or Transfer of the Warrants or the Warrant Shares during the Restricted Period or before the legend on the Warrants is removed from any of the Warrants or any of the Warrant Shares or any interest therein shall be subject to the condition that each of the Holders must deliver to the Company (i) a written certification that neither record nor beneficial ownership of the Warrants or the Warrant Shares or any interest therein has been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person";
         (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Warrants or Warrant Shares or any interest therein) is not a "U.S. person" or purchasing the Warrants or Warrant Shares for the account or benefit of a "U.S. person", that such transferee is acquiring such Warrants or Warrant Shares or such interest therein for such transferee's own account (or an account over which it has investment discretion) for investment purposes and not with a view to a distribution, that such transferee did not receive any other offer relating to the Warrants or Warrant Shares in the United States, that at the time the buy order was originated, such transferee was outside the United States, that such transferee is not a U.S. citizen part of an identifiable group of U.S. citizens abroad, and that such transferee is knowledgeable of and agrees to be bound by the restrictions on resale set forth in this Agreement and Regulation S during the Restricted Period and that such transferee agrees that until the expiration of the Restricted Period, it will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option, or equity swap transactions in or relating to the Common Stock or any other derivative security transactions the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Warrants or any of the Warrant Shares to be acquired from the proposed transferor; and (iii) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale and transfer of the Warrants or the Warrant Shares or any interest therein, as the case may be, are exempt from registration under the Securities Act and any applicable state securities or blue sky laws, and the rules and regulations promulgated thereunder.

                 (d) A Holder will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement, the Warrants, the Warrant Shares or any interest therein otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

         8.5 Permitted Transferees Bound. Prior to the Transfer of Warrants or Warrant Shares, the Holder shall obtain a written agreement from the Transferee (the "Permitted Transferee"), in form and substance reasonably satisfactory to the Company, stating that the Transferee agrees to hold such Warrant or Warrant Shares subject to the terms and conditions set forth in the Warrant and this Agreement.


         8.6              Compliance with Regulation S.


                 (a) Holder agrees that all offers and sales of the Warrants or Warrant Shares prior to the expiration of the Restricted Period shall be made only in accordance with the provisions of Section 903 or 904 of Regulation S, pursuant to the registration of the Warrants or the Warrant Shares under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with the offer and sale of the Warrants or Warrant Shares, a Holder will (i) not make an offer to a person in the United States or to an identifiable group of U.S. citizens abroad, and (ii) take all appropriate action so that at the time the buy order is originated, it reasonably believes that the buyer is outside the United States.


                 (b) All offering materials and documents used by a Holder in connection with offers and sales of the Warrants or the Warrant Shares prior to the expiration of the Restricted Period shall include statements to the effect that the securities have not been registered under the Securities Act, and may not be offered or sold in the United States or to "U.S. persons" (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act, is available.


                 (c) No offer or sale of the Warrants or Warrant Shares made prior to the expiration of the Restricted Period shall be made by a Holder to a "U.S. person" or for the account or benefit of a "U.S. person" (other than a distributor).


                 (d) If a Holder sells the Warrants or the Warrant Shares to a distributor, a dealer (as defined in Section 2(12) of the Securities Act, or a person receiving a selling concession or other remuneration in respect of the securities sold, prior to the expiration of the Restricted Period, a Holder shall send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to the Holder.

         8.7 Legend. Each Warrant or certificate or instrument (if any) representing the Warrant Shares issued upon exercise of the Warrants (and each Warrant or certificate or instrument (if any) representing the Warrant Shares issued to transferees of such Warrant or certificate or instrument (if any)), unless at such time as the same is no longer required under the applicable requirements of the Securities Act, or any applicable state securities laws, shall bear the following legend:


On the Warrants:

         "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997."

On the Warrant Shares:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A

         WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 27, 1997."

         8.8 Escrow. If the Company and the Stockholder determine that the Warrants may be Transferred in compliance with this Agreement, then the Company and the Stockholder shall promptly send a notice to the Escrow Agent (a) to release the Warrants, as well as any consideration on deposit in escrow under the Escrow Agreement for the proposed Transfer to the Stockholder at the place requested by the Stockholder (subject to the other limitations in this Article 8) and (b) to release any consideration due to the Company for such Warrants to the Company.


                                   ARTICLE 9.

                                INDEMNIFICATION


         9.1 Indemnification of the Company. Stockholder shall defend, indemnify, and hold harmless, the Company, the Company's successors and assigns, the Company's subsidiaries, and their respective officers, directors, stockholders (other than Stockholder), agents and employees, from and against, and promptly reimburse them for, any and all losses, expenses, damages, deficiencies, liabilities, payments, penalties, litigation, demands, defenses, judgments, proceedings, costs, obligations, settlement costs, and attorneys', accountants' and other professional advisors' fees (including costs of investigation and preparation) of any kind or nature whatsoever (collectively, "Losses"), directly or indirectly arising out of, resulting from, relating to or in connection with any breach of, inaccuracy in, or nonperformance of, any representation, warranty, covenant, or agreement of Stockholder contained in this Agreement or any related documents.

         9.2 Indemnification of Stockholder. The Company shall defend, indemnify, and hold harmless Stockholder, and Stockholder's successors and assigns, and their respective officers, directors, stockholders, agents, and employees, from and against, and promptly reimburse them for, any and all Losses arising out of or in connection with any breach of, inaccuracy in, or nonperformance of, any representation, warranty, covenant, or agreement of the Company contained in this Agreement or any related documents.

         9.3              Notice and Opportunity to Defend.


                 (a) If any of the Persons entitled to indemnification hereunder (the "Indemnitee") receives notice of any claim or commencement of any action or proceeding (an "Asserted Liability") with respect to which another Person (the "Indemnitor") is obligated to provide indemnification pursuant to this Agreement, the Indemnitee shall promptly give the Indemnitor notice thereof in accordance with Section 12.6, describing the Asserted Liability in reasonable detail and indicating the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnitee against the Indemnitor.


                 (b) The failure of the Indemnitee to give such notice shall not result in a loss of the Indemnitee's right to indemnification under this Agreement.


                 (c) No settlement or compromise of an Asserted Liability may be made by an Indemnitee without the written consent of the Indemnitor.


                 (d) If the Indemnitor so elects, the Indemnitor, at the Indemnitor's expense, shall assume the defense of the Asserted Liability and shall have the right to settle or compromise the same, except that if the Indemnitee's counsel reasonably objects to such assumption on the ground that there may be legal defenses available to the Indemnitee that are different from or in addition to those available to the Indemnitor, then the Indemnitee shall have the right to employ separate counsel reasonably approved by the Indemnitor.


         9.4 Termination of Indemnification. The indemnification obligations of the parties shall terminate on the date on which all of the Warrants have been Transferred or expired pursuant to their terms.


         9.5 No Consequential Damages. Without affecting the rights of the parties hereto to recovery of actual, direct Losses, under no circumstances shall either party to this Agreement be liable to the other or the other Persons described in Section 9.1 or 9.2 for consequential, incidental, indirect, punitive, exemplary or special damages (collectively, "Consequential Damages") resulting from any cause whatsoever, whether arising in contract, warranty, tort (including negligence), strict liability, indemnity or otherwise. It is expressly agreed that no failure by either party to this Agreement to fulfill any condition hereof shall constitute a failure of essential purpose entitling any party to seek Consequential Damages.


                                 ARTICLE 10.

                                 TERMINATION

         This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                 (a) at any time before the First Closing by written agreement of the Stockholder and the Company; or


                 (b) at any time before the First Closing by the Stockholder or the Company if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (including the representations and warranties contained herein) by the party electing to terminate pursuant to this subsection (b); or


                 (c) at any time after the termination of the JEDI Agreement prior to the Second Closing and the abandonment (without consummation) of the transactions contemplated thereby.

         If this Agreement is validly terminated pursuant this Article 10, this Agreement will become null and void except that, (a) the provisions of Sections
12.9 and 12.10 will continue to apply following any such termination, and (b) no party hereto will be relieved of any liability for damages that such party may have to the other party by reason of such party's breach of this Agreement (including any representation or warranty contained herein).



                                  ARTICLE 11.

                               DISPUTE RESOLUTION


         11.1 Mediation. Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Stockholder on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company. Stockholder and the Mediator, and each of the Company and Stockholder shall pay its pro rata share of such compensation and other expenses of the mediation.


         11.2 Arbitration. In the event that mediation of a Dispute is terminated without resolution under Section 11.1, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of the Stockholder and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties.

The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision.


                                  ARTICLE 12.

                                 MISCELLANEOUS


         12.1 Survival. All representations and warranties made in this Agreement shall survive the Second Closing.


         12.2 Governing Law; Choice of Forum; Consent to Service of Process. This Agreement shall be governed by the substantive laws of the State of Texas. Except as provided in Article 11, the parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Agreement or any related agreement or obligation. The Stockholder hereby submits to jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Stockholder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Stockholder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of CT Corporation System] to give to the Stockholder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after service of process under this Section 12.2, notice to the Stockholder in accordance with
Section 12.6 of any service of process on CT Corporation System under this
Section 12.2. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         12.3 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.


         12.4 Entirety and Amendments. This Agreement embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the Company and Stockholder.


         12.5 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company, Stockholder and their respective successors and permitted assigns. Neither the Company nor Stockholder may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.


         12.6 Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the addresses (and telecopy numbers):

         If to Stockholder:                Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         12.7 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.


         12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.


         12.9 Expenses. At the Second Closing, the Stockholder shall pay its own costs and expenses as well as the reasonable costs and expenses of the Company in connection with this Agreement and the transactions contemplated hereby.


         12.10 Specific Performance. It is expressly covenanted and agreed that, in the event of a breach by Stockholder of any of its obligations or covenants contained in this Agreement, subject to Article 11, although the damage to the Company will be substantial, money damages will not afford an adequate remedy, and the Company will suffer irreparable injury. Therefore, in the event of any such breach and in addition to any other rights or remedies which may be provided by law or this Agreement, the Company shall have the right to specific performance of such particular obligations or covenants in this Agreement by way of temporary and/or permanent injunctive relief.


         12.11 Further Documents and Actions. Following the execution of this Agreement, each of the Stockholder and the Company shall execute and deliver such documents, provide such endorsements and take such other actions as shall be reasonably requested by the other party to carry out the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first stated above.


                                        STOCKHOLDER:


                                        FORSETI INVESTMENTS, LTD.


                                        By:    /s/ authorized signatory
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        [with notary attached]


                                        COMPANY:

                                        QUEEN SAND RESOURCES, INC.


                                        By:    /s/ Edward J. Munden
                                           -----------------------------------
                                        Name:  Edward J. Munden
                                             ---------------------------------
                                        Title: President and Chief
                                               Executive Officer
                                              --------------------------------

                                        [with notary attached]


                                        and

                                        By:    /s/ Robert P. Lindsay
                                           -----------------------------------
                                        Name:  Robert P. Lindsay
                                             ---------------------------------
                                        Title: Chief Operating Officer
                                              --------------------------------

                                        [with notary attached]

                                                                       EXHIBIT A



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------


                           QUEEN SAND RESOURCES, INC.

                     Class A Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.

                                 -----------
                                   No. A-1
                                 -----------



         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 1,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation
S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.       Antidilution Provisions.

         (a)     Adjustment of Number of Warrant Shares and Exercise Price.
The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.

         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions in this Warrant and specified in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.       Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 9.       No Fractional Warrant Shares.   The Company shall not
be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.      Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:             Forseti Investments Ltd.
                                   5-206 Dowell House
                                   Bridgetown, Barados
                                   West Indies
                                   Attn:  Dennis Chandler
                                   Facsimile:  (246) 427-5667

         With copies to:           Faust Fresenius Heyne Scherzberg, attorneys
                                   Paul-Ehrlich-Strasse 37-39
                                   60596 Frankfurt-Am-Main
                                   Attn: Christoph Heyne
                                   Facsimile: (49) 6963009090

         If to Company:            Queen Sand Resources, Inc.
                                   3500 Oak Lawn, Suite 380, L.B.#31
                                   Dallas, Texas  75219-4398
                                   Attn: Robert P. Lindsay
                                   Facsimile: (214) 521-9960

         With copies to:           Queen Sand Resources, Inc.
                                   60 Queen Street, Suite 1400
                                   Ottawa, Canada  K1P 5Y7
                                   Attn:  Edward J. Munden
                                   Facsimile: (613) 230-6055

                                   Haynes and Boone, LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas  75202
                                   Attn: William L. Boeing, Esq.
                                   Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.



Attest:                                    By:
        --------------------------             --------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and

Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                   EXHIBIT A
                                       TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                           Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.




                                           Name of Holder:


                                           ------------------------------------

                                           Signature:
                                                       ------------------------
                                           Title:
                                                   ----------------------------
                                           Address:
                                                     --------------------------

                                           ------------------------------------

                                           ------------------------------------

Dated:
      --------------------, --------.

                                   EXHIBIT B
                                       TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                           Name of Holder:


                                           ------------------------------------

                                           Signature:
                                                       ------------------------
                                           Title:
                                                   ----------------------------
                                           Address:
                                                     --------------------------

                                           ------------------------------------

                                           ------------------------------------

Dated:
      ---------------------, -------.

In the presence of


-------------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.

--------------------------------------------------------------------------------



                           QUEEN SAND RESOURCES, INC.

                     Class B Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                -------------
                                   No. B-1
                                -------------



         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 2,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)              Adjustment of Number of Warrant Shares and
Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c)              Statement on Warrant Certificates.
Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions specified in this Warrant and in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:

         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.



Attest:                                    By:
       --------------------------             --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           and


Attest:                                    By:
       --------------------------             --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                   EXHIBIT A
                                       TO
                                    WARRANT

                                 PURCHASE FORM

                          To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                           Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                Name of Holder:

                                ----------------------------------------------

                                Signature:
                                          ------------------------------------
                                Title:
                                      ----------------------------------------
                                Address:
                                        --------------------------------------

                                ----------------------------------------------

                                ----------------------------------------------


Dated:                    ,     .
      --------------------  ----

                                   EXHIBIT B
                                       TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.



                                Name of Holder:

                                ----------------------------------------------

                                Signature:
                                          ------------------------------------
                                Title:
                                      ----------------------------------------
                                Address:
                                        --------------------------------------

                                ----------------------------------------------

                                ----------------------------------------------


Dated:                ,     .
        -------------- -----

In the presence of

----------------------------------

                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C




                               EARN UP AGREEMENT


       THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Forseti Investments Ltd., a Barbados corporation ("Forseti").

       WHEREAS, the Company has entered into a Securities Purchase Agreement (defined below) with Forseti pursuant to which the Company is purchasing 9,600,000 shares of Common Stock (defined below) from Forseti for (i) $5,000,000 cash; (ii) the Class A Warrants (defined below); (iii) the Class B Warrants (defined below); and (iv) this Agreement;

       WHEREAS, the Company has entered into the JEDI Purchase Agreement (defined below) with JEDI (defined below) pursuant to which the Company has issued shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share, for (i) $5 million cash; and (ii) the JEDI Earn Up Agreement (defined below);

       NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Forseti and the Company agree as follows:


1.0    DEFINITIONS

      "AAA" means the American Arbitration Association, or any successor organization.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

       "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

       "Class A Amount" is defined in Section 2(c).

       "Class B Amount" is defined in Section 2(d).

       "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock, substantially in the form of Exhibit A to this Agreement.

       "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock, substantially in the form of Exhibit B to this Agreement.

   "Common Stock" means the common stock, par value $.0015 per share, of the Company.

       "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

       "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

       "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

       "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

       "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

       "Dispute" is defined in Section 6.

       "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

       "Earn Up Amount" is defined in Section 2(b).

       "Election Date" means the later of (i) September 30, 1998 and (ii) the date that is 14 days after the date that the Company notifies Forseti to request Forseti's election under Section 2.

       "Exercise Price" means $2.50.

       "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interest in Forseti.

       "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

       "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

       "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

       "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

       "JEDI Earn Up Agreement" means the Earn Up Agreement entered into between the Company and JEDI substantially in the form of Exhibit C to this Agreement.

       "JEDI Purchase Agreement" means the Securities Purchase Agreement dated March _____, 1997 between the Company and JEDI.

       "Mediator" is defined in Section 6.

       "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company, that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

       "Payment Date" means the later of (i) October 15, 1998 or (ii) the date that is 15 days after the Election Date.

       "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.


"Price" means, if:
 -----

                     |Price(1) - Price(2)|
                     ----------------------              less than or equal to 0.1, then (Price(1) + Price(2))/2;
                     Greater of Price(1) or Price(2)


provided, that if:


                     |Price(1) - Price(2)|
                     ----------------------              greater than 0.1, then the Company and Forseti
                     Greater of Price(1) or Price(2)




shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price(1) and Price(2), then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price(1) and Price(2) or be less than the lower of Price(1) and Price(2).

                     (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital

       "Price(1)" =
        -----        ---------------------------------------------------------
                     Outstanding Shares

                     (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
       "Price(2)" =
        -----        ---------------------------------------------------------
                     Outstanding Shares

       "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

       "SEC PV(10)" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the JEDI Purchase Agreement.

       "Securities Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

       "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all the Forseti Interests owns all of the Forseti Interests,
(ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 8(h) has occurred.

       "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

       "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

       "Value" is defined in Section 2(f).

       "Warrant Transfer Amount" is defined in Section 2(e).

       "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0    FORSETI ELECTION; PAYMENT OF EARN UP AMOUNT

       (a) On or before the Election Date, Forseti shall deliver notice to the Company of its election to either (i) accept the payment of the Earn Up Amount in accordance with the terms and conditions of this Agreement (in which event the Warrants that have not been Transferred by Forseti shall be delivered to the Company pursuant to Section 2(b)); or (ii) retain the Warrants that have not been Transferred by Forseti (in which event the Company shall have no obligation to pay Forseti the Earn Up Amount and the Company's obligations under this Agreement shall terminate immediately). If Forseti fails to deliver notice to the Company on or before the Election Date specifying the election in (i) or
       (ii), then Forseti shall be deemed to have elected (i) above.

       (b) In the event that Forseti elects, or is deemed to elect, (i) above, then on or before the Payment Date, subject to the limitations in
       Section 3 and only against delivery by Forseti to the Company of (x) the Warrants and (y) the Statutory Declaration, the Company shall pay Forseti an amount (the "Earn Up Amount") equal to the amount, if any, by which (i) the sum of the Class A Amount and the Class B Amount exceeds
       (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

       (c) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

       (d) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

       (e) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's shares of Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

       (f) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

       (g) The Company represents and warrants to Forseti that the definitions of the terms "Price" and "Value" in the JEDI Earn Up Agreement are identical to the definitions of such terms in this Agreement.


3.0    LIMITATION ON PAYMENT

       The Company shall be obligated to pay Forseti under this Agreement only to the extent that the Company has received a like amount as payment from JEDI under the JEDI Earn Up Agreement. If JEDI shall fail to make payments due under the JEDI Earn Up Agreement on the Election Date, then Company shall have no obligation to pay Forseti under this Agreement until such time that JEDI makes payment to the Company under the JEDI Earn Up Agreement, and then only to the extent of payments made by JEDI under the JEDI Earn Up Agreement.


4.0    SHARING OF EXCESS PROCEEDS

       If the sum of (i) $5,000,000 and (ii) the aggregate amount received by Forseti from the Transfer of Warrants, exceeds the sum of (x) $14,400,000 plus
(y) a dollar amount equal to the sum of the expenses of the Company paid by Forseti pursuant to the Securities Purchase Agreement, the reasonable out-of-pocket expenses up to a maximum of $50,000 incurred by Forseti in connection with the Securities Purchase Agreement, and the escrow agent fees incurred by Forseti under the Escrow Agreement among the Company, Forseti and ____________________ the sum of subclauses (x) and (y) being referred to as "Net Proceeds," then within 10 days of the date (the "Excess Determination Date") the aggregate amount received by Forseti exceeds the Net Proceeds, (x) Forseti shall deliver to the Company an amount in cash or by wire transfer of immediately available funds equal to 75% of such amount received by Forseti in excess of the Net Proceeds, and (y) Forseti shall spend the remaining 25% of such excess amount to purchase from the Company, subject to applicable securities laws, Common Stock at a price equal to the average of the Nasdaq bid price over 21 trading days ending on the Excess Determination Date.

5.0    OPTION

       Subject to this Section 5, the Company hereby grants to Forseti an option to purchase from the Company a number of shares of Common Stock equal to the quotient of (x) the amount by which the Earn Up Amount exceeds $7,000,000 and (y) $2.50 (as such number of shares may be adjusted pursuant to this Section 5, the "Shares"), at a price per share equal to $2.50 (as such price may be adjusted pursuant to this Section 5). The option granted in this
Section 5 is exerciseable in full or in part (i) only from the date that the Earn Up Amount is paid by the Company to Forseti through the fifth business day after the date of payment of the Earn Up Amount and (ii) by written notice to the Company of such exercise, which notice shall be accompanied by proper payment in cash or certified or bank check. The option in this Section 5.0 is not transferable. The number of Shares for which the option in this Section 5 may be exercised, and the price at which such option may be exercised, are subject to appropriate adjustment in the event that the Company (i) pays a dividend of shares of Common Stock or makes a distribution in shares of Common Stock), (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity). THE OPTION IN THIS SECTION 5 AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER

UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS.

6.0    MEDIATION.

       Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

7.0    ARBITRATION.

       In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 6.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 7, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, (ii) exceed the Price as determined under the JEDI Earn Up Agreement, including a Price as determined by arbitration under the provisions of the JEDI Earn Up Agreement, or

(iii) exceed the amount received by the Company from JEDI pursuant to the JEDI Earn Up Agreement.

8.0    MISCELLANEOUS

       (a) Governing Law; Choice of Forum; Consent to Service of Process. This Agreement shall be governed by the substantive laws of the State of Texas. Except as provided in Sections 6 and 7, the parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Agreement or any related agreement or obligation. Forseti hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against Forseti may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and Forseti hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to Forseti any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after service of process under this subsection (a), notice to Forseti in accordance with subsection (e) of any service of process on CT Corporation System under this subsection
       (a). Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

              Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

       (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

       (c) Entirety and Amendments. This Agreement and that certain Letter Agreement dated as of the date hereof between the Company and the individual who owns directly or indirectly all of the Forseti Interests embody the entire agreement and understanding relating to the subject matter hereof and supersede all prior understandings between the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by the Company and Forseti.

       (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and Forseti, and their respective successors and permitted assigns. Neither the Company nor Forseti may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

       (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and Forseti are:

       If to Forseti:              Forseti Investments Ltd.
                                   5-206 Dowell House
                                   Bridgetown, Barbados
                                   West Indies
                                   Attn:  Dennis Chandler
                                   Facsimile:  (246) 427-5667

       With copies to:             Faust Fresenius Heyne Scherzberg, attorneys
                                   Paul-Ehrlich-Strasse 37-39
                                   60596 Frankfurt-Am-Main
                                   Attn: Christoph Heyne
                                   Facsimile: (49) 6963009090

       If to Company:              Queen Sand Resources, Inc.
                                   3500 Oak Lawn, Suite 380, L.B.#31
                                   Dallas, Texas  75219-4398
                                   Attn: Robert P. Lindsay
                                   Facsimile: (214) 521-9960

       With copies to:             Queen Sand Resources, Inc.
                                   60 Queen Street, Suite 1400
                                   Ottawa, Canada  K1P 5Y7
                                   Attn:  Edward J. Munden
                                   Facsimile: (613) 230-6055

                                   Haynes and Boone, LLP
                                   901 Main Street, Suite 3100
                                   Dallas, Texas  75202
                                   Attn: William L. Boeing
                                   Facsimile:  (214) 651-5940

       (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

       (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

       (h)    Termination.  This Agreement shall terminate upon the earlier of
       (i) the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Securities Purchase Agreement, (ii) the election by Forseti to retain the Warrants under Section 2(a)(ii), (iii) the Transfer of all of the Warrants, (iv) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants; and (v) as of the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests. No termination of this Agreement shall affect the validity of the Warrants.

       (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.

       IN WITNESS WHEREOF, Forseti and the Company have executed this Agreement as of the day and year first stated above.

                                   FORSETI:

                                   FORSETI INVESTMENTS LTD.


                                   By:
                                      ----------------------------------------

                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   [with notary attached]


                                   COMPANY:

                                   QUEEN SAND RESOURCES, INC.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   [with notary attached]


                                   and

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   [with notary attached]

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 1,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)     Adjustment of Number of Warrant Shares and Exercise Price.
The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions in this Warrant and specified in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:


         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.



Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and


Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT A
                                     TO
                                   WARRANT

                                PURCHASE FORM

                        To Be Executed by the Holder
                      Desiring to Exercise a Warrant of
                         Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                         Name of Holder:


                                         --------------------------------------

                                         Signature:
                                                   ----------------------------
                                         Title:
                                               --------------------------------
                                         Address:
                                                 ------------------------------

                                         --------------------------------------

                                         --------------------------------------

Dated:                       ,        .
        ---------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                        To Be Executed by the Holder
                      Desiring to Transfer a Warrant of
                         Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.



                                         Name of Holder:


                                         --------------------------------------

                                         Signature:
                                                   ----------------------------
                                         Title:
                                               --------------------------------
                                         Address:
                                                 ------------------------------

                                         --------------------------------------

                                         --------------------------------------

Dated:                       ,        .
        ---------------------  -------

In the presence of


---------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------



                           QUEEN SAND RESOURCES, INC.

                     Class B Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                -------------
                                   No. B-1
                                -------------

         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 2,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)              Adjustment of Number of Warrant Shares and
Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions specified in this Warrant and in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:


         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.




Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and


Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT A
                                     TO
                                   WARRANT

                                PURCHASE FORM

                        To Be Executed by the Holder
                      Desiring to Exercise a Warrant of
                         Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                        Name of Holder:

                                        --------------------------------------

                                        Signature:
                                                  ----------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

Dated:                       ,        .
        ---------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                        Name of Holder:

                                        --------------------------------------

                                        Signature:
                                                  ----------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

Dated:                       ,        .
        ---------------------  -------

In the presence of

--------------------------------------

                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI").

         WHEREAS, the Company has entered into the Purchase Agreement (defined below) with JEDI pursuant to which JEDI is purchasing shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and certain warrants to purchase Common Stock of the Company, in exchange for (i) $5,000,000 cash; and (ii) this Agreement; and

         WHEREAS, the Company is repurchasing 9,600,000 shares of Common Stock (defined below) from Forseti Investments, ltd., a Barbados corporation ("Forseti"), pursuant to the terms of the Forseti Purchase Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JEDI and the Company agree as follows:

1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(b).

         "Class B Amount" is defined in Section 2(c).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 4.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(a).

         "Election Date" means September 30, 1998.

         "Exercise Price" means $2.50.

         "Forseti Earn Up Agreement" means the Earn Up Agreement entered into between the Company and Forseti substantially in the form of Exhibit A to this Agreement.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interests in Forseti.

         "Forseti Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or
(iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means October 15, 1998.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Price" means, if:

                                  (Price(1) - Price(2))
                                  ----------------------         less than or equal to 0.1, then (Price(1) + Price(2))/2;
                                  Greater of Price(1) or Price(2)

         provided, that if:       (Price(1) - Price(2))
                                  ----------------------         greater than 0.1, then the Company and JEDI
                                  Greater of Price(1) or Price(2)


shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price(1) and Price(2), then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price(1) and Price(2) or be less than the lower of Price(1) and Price(2).

                          (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital
         "Price(1)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


                          (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
         "Price(2)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


         "Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and JEDI.

         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV10" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the Purchase Agreement.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all of the Forseti Interests owns all of the Forseti Interests (ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 6(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(e).

         "Warrant Transfer Amount" is defined in Section 2(d).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      PAYMENT OF EARN UP AMOUNT

         (a) On the Payment Date, subject to the limitations in Section 3, and only against delivery by the Company to JEDI of evidence satisfactory to JEDI that Forseti has delivered to the Company (x) the Warrants and (y) the Statutory Declaration, JEDI shall pay the Company an amount (the "Earn Up Amount") equal to the amount, if any, by which
         (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (b) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (c) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (d) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (e) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (f) The Company represents and warrants to JEDI that the definitions of the terms "Price" and "Value" in the Forseti Earn Up Agreement are identical to the definitions of such terms in this Agreement.

3.0      LIMITATION ON EARN UP AMOUNT

         The Earn Up Amount shall in no event exceed the amount defined in the Forseti Purchase Agreement as the "Earn Up Amount."

4.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

5.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 5.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 5, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, or (ii) exceed the Price as determined under the Forseti Earn Up Agreement, including a Price as determined by arbitration under the provisions of the Forseti Earn Up Agreement.

6.0      MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the Company and JEDI.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and JEDI, and their respective successors and permitted assigns. Neither the Company nor JEDI may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and JEDI are:


         If to JEDI:                       Joint Energy Development Investments
                                           Limited Partnership
                                           c/o Enron Corp.
                                           1400 Smith Street
                                           Houston, Texas 77002
                                           Attention: Donna Lowry - Director,
                                           28th Floor
                                           Telecopier: (713) 646-3602

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

                 With copies to:           Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing
                                           Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate automatically, and JEDI shall have no obligation to pay any Earn Up Amount, (a) in the event the "Election Date" under the Forseti Earn Up Agreement is after September 30, 1998 or the "Payment Date" under the Forseti Earn Up Agreement is after October 15, 1998, (b) upon the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Forseti Purchase Agreement, (c) upon the election by Forseti to retain the Warrants under Section 2(a)(ii) of the Forseti Earn Up Agreement, (d) upon the Transfer by Forseti of all of the Warrants,
         (e) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants, (f) in the event that, on the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests, or (g) the termination of the Forseti Earn Up Agreement for any reason.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.


                                   * * * * *

         IN WITNESS WHEREOF, JEDI and the Company have executed this Agreement as of the day and year first stated above.


                                        JOINT ENERGY DEVELOPMENT
                                        INVESTMENTS LIMITED PARTNERSHIP

                                        By:   Enron Capital Management Limited
                                              Partnership, its General Partner

                                        By:   Enron Capital Corp., its General
                                              Partner



                                        By:
                                           -----------------------------------
                                              Steven M. Emshoff
                                              Agent and Attorney-in-Fact


                                        QUEEN SAND RESOURCES, INC.


                                        By:
                                           -----------------------------------
                                              Edward J. Munden
                                              President and Chief Executive
                                              Officer


                                         and

                                         By:
                                            ----------------------------------
                                              Robert P. Lindsay
                                              Chief Operating Officer

                                                                       EXHIBIT D

                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI").

         WHEREAS, the Company has entered into the Purchase Agreement (defined below) with JEDI pursuant to which JEDI is purchasing shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and certain warrants to purchase Common Stock of the Company, in exchange for (i) $5,000,000 cash; and (ii) this Agreement; and

         WHEREAS, the Company is repurchasing 9,600,000 shares of Common Stock (defined below) from Forseti Investments, ltd., a Barbados corporation ("Forseti"), pursuant to the terms of the Forseti Purchase Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JEDI and the Company agree as follows:

1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(b).

         "Class B Amount" is defined in Section 2(c).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 4.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(a).

         "Election Date" means September 30, 1998.

         "Exercise Price" means $2.50.

         "Forseti Earn Up Agreement" means the Earn Up Agreement entered into between the Company and Forseti substantially in the form of Exhibit A to this Agreement.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interests in Forseti.

         "Forseti Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause
(i), (ii), (iii) or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means October 15, 1998.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.


"Price" means, if:
 -----                          (Price(1) - Price(2))
                                                          less than 0.1, then (Price(1) + Price(2))/2;
                                ----------------------
                                Greater of Price(1) or Price(2)

provided, that if:              (Price(1) - Price(2))
                                                          greater than 0.1, then the Company and JEDI
                                ----------------------
                                Greater of Price(1) or Price(2)

shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price1 and Price2, then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price1 and Price2 or be less than the lower of Price1 and Price2.

                 (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital
"Price(1)" =
 -----           ------------------------------------------------------------------------------
                 Outstanding Shares

                 (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
"Price(2)" =
 -----           ------------------------------------------------------------------------------
                 Outstanding Shares

         "Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and JEDI.

         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV10" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the Purchase Agreement.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all of the Forseti Interests owns all of the Forseti Interests (ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 6(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(e).

         "Warrant Transfer Amount" is defined in Section 2(d).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      PAYMENT OF EARN UP AMOUNT

         (a) On the Payment Date, subject to the limitations in Section 3, and only against delivery by the Company to JEDI of evidence satisfactory to JEDI that Forseti has delivered to the Company (x) the Warrants and (y) the Statutory Declaration, JEDI shall pay the Company an amount (the "Earn Up Amount") equal to the amount, if any, by which
         (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (b) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (c) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (d) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (e) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (f) The Company represents and warrants to JEDI that the definitions of the terms "Price" and "Value" in the Forseti Earn Up Agreement are identical to the definitions of such terms in this Agreement.

3.0      LIMITATION ON EARN UP AMOUNT

         The Earn Up Amount shall in no event exceed the amount defined in the Forseti Purchase Agreement as the "Earn Up Amount."

4.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

5.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 5.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 5, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, or (ii) exceed the Price as determined under the Forseti Earn Up Agreement, including a Price as determined by arbitration under the provisions of the Forseti Earn Up Agreement.

6.0      MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the Company and JEDI.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and JEDI, and their respective successors and permitted assigns. Neither the Company nor JEDI may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and JEDI are:

         If to JEDI:             Joint Energy Development Investments Limited
                                 Partnership
                                 c/o Enron Corp.
                                 1400 Smith Street
                                 Houston, Texas 77002
                                 Attention: Donna Lowry - Director, 28th Floor
                                 Telecopier: (713) 646-3602

         If to Company:          Queen Sand Resources, Inc.
                                 3500 Oak Lawn, Suite 380, L.B.#31
                                 Dallas, Texas  75219-4398
                                 Attn: Robert P. Lindsay
                                 Facsimile: (214) 521-9960

         With copies to:         Queen Sand Resources, Inc.
                                 60 Queen Street, Suite 1400
                                 Ottawa, Canada  K1P 5Y7
                                 Attn:  Edward J. Munden
                                 Facsimile: (613) 230-6055

                                 Haynes and Boone, LLP
                                 901 Main Street, Suite 3100
                                 Dallas, Texas  75202
                                 Attn: William L. Boeing
                                 Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate automatically, and JEDI shall have no obligation to pay any Earn Up Amount, (a) in the event the "Election Date" under the Forseti Earn Up Agreement is after September 30, 1998 or the "Payment Date" under the Forseti Earn Up Agreement is after October 15, 1998, (b) upon the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Forseti Purchase Agreement, (c) upon the election by Forseti to retain the Warrants under Section 2(a)(ii) of the Forseti Earn Up Agreement, (d) upon the Transfer by Forseti of all of the Warrants,
         (e) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants, (f) in the event that, on the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests, or (g) the termination of the Forseti Earn Up Agreement for any reason.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.


                                   * * * * *

         IN WITNESS WHEREOF, JEDI and the Company have executed this Agreement as of the day and year first stated above.


                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By:      Enron Capital Management Limited
                                             Partnership, its General Partner

                                    By:      Enron Capital Corp., its General
                                             Partner



                                    By:
                                       ---------------------------------------
                                             Steven M. Emshoff
                                             Agent and Attorney-in-Fact


                                    QUEEN SAND RESOURCES, INC.


                                    By:
                                       ---------------------------------------
                                             Edward J.  Munden
                                             President and Chief Executive
                                             Officer


                                    and

                                    By:
                                       ---------------------------------------
                                             Robert P.  Lindsay
                                             Chief Operating Officer

                                                                       EXHIBIT A




                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Forseti Investments Ltd., a Barbados corporation ("Forseti").

         WHEREAS, the Company has entered into a Securities Purchase Agreement (defined below) with Forseti pursuant to which the Company is purchasing 9,600,000 shares of Common Stock (defined below) from Forseti for (i) $5,000,000 cash; (ii) the Class A Warrants (defined below); (iii) the Class B Warrants (defined below); and (iv) this Agreement;

         WHEREAS, the Company has entered into the JEDI Purchase Agreement (defined below) with JEDI (defined below) pursuant to which the Company has issued shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share, for (i) $5 million cash; and (ii) the JEDI Earn Up Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Forseti and the Company agree as follows:


1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(c).

         "Class B Amount" is defined in Section 2(d).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock, substantially in the form of Exhibit A to this Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock, substantially in the form of Exhibit B to this Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 6.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(b).

         "Election Date" means the later of (i) September 30, 1998 and (ii) the date that is 14 days after the date that the Company notifies Forseti to request Forseti's election under Section 2.

         "Exercise Price" means $2.50.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interest in Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.


         "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

         "JEDI Earn Up Agreement" means the Earn Up Agreement entered into between the Company and JEDI substantially in the form of Exhibit C to this Agreement.

         "JEDI Purchase Agreement" means the Securities Purchase Agreement dated March _____, 1997 between the Company and JEDI.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company, that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means the later of (i) October 15, 1998 or (ii) the date that is 15 days after the Election Date.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Price" means, if:
                              (Price(1) - Price(2))
                              ---------------------      less than  or equal to 0.1, then (Price(1) + Price(2))/2;
                              Greater of Price(1) or Price(2)



         provided, that if:   (Price(1) - Price(2))
                              ----------------------     greater than 0.1, then the Company and Forseti
                              Greater of Price(1) or Price(2)

shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price1 and Price2, then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price1 and Price2 or be less than the lower of Price1 and Price2.

                          (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital
         "Price(1)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


                          (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
         "Price(2)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV(10)" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the JEDI Purchase Agreement.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all the Forseti Interests owns all of the Forseti Interests,
(ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 8(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(f).

         "Warrant Transfer Amount" is defined in Section 2(e).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      FORSETI ELECTION; PAYMENT OF EARN UP AMOUNT

         (a) On or before the Election Date, Forseti shall deliver notice to the Company of its election to either (i) accept the payment of the Earn Up Amount in accordance with the terms and conditions of this Agreement (in which event the Warrants that have not been Transferred by Forseti shall be delivered to the Company pursuant to Section 2(b)); or (ii) retain the Warrants that have not been Transferred by Forseti (in which event the Company shall have no obligation to pay Forseti the Earn Up Amount and the Company's obligations under this Agreement shall terminate immediately). If Forseti fails to deliver notice to the Company on or before the Election Date specifying the election in (i) or (ii), then Forseti shall be deemed to have elected
         (i) above.

         (b) In the event that Forseti elects, or is deemed to elect, (i) above, then on or before the Payment Date, subject to the limitations in Section 3 and only against delivery by Forseti to the Company of
         (x) the Warrants and (y) the Statutory Declaration, the Company shall pay Forseti an amount (the "Earn Up Amount") equal to the amount, if any, by which (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (c) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (d) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (e) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's shares of Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (f) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (g) The Company represents and warrants to Forseti that the definitions of the terms "Price" and "Value" in the JEDI Earn Up Agreement are identical to the definitions of such terms in this Agreement.


3.0      LIMITATION ON PAYMENT

         The Company shall be obligated to pay Forseti under this Agreement only to the extent that the Company has received a like amount as payment from JEDI under the JEDI Earn Up Agreement. If JEDI shall fail to make payments due under the JEDI Earn Up Agreement on the Election Date, then Company shall have no obligation to pay Forseti under this Agreement until such time that JEDI makes payment to the Company under the JEDI Earn Up Agreement, and then only to the extent of payments made by JEDI under the JEDI Earn Up Agreement.


4.0      SHARING OF EXCESS PROCEEDS

         If the sum of (i) $5,000,000 and (ii) the aggregate amount received by Forseti from the Transfer of Warrants, exceeds the sum of (x) $14,400,000 plus
(y) a dollar amount equal to the sum of the expenses of the Company paid by Forseti pursuant to the Securities Purchase Agreement, the reasonable out-of-pocket expenses up to a maximum of $50,000 incurred by Forseti in connection with the Securities Purchase Agreement, and the escrow agent fees incurred by Forseti under the Escrow Agreement among the Company, Forseti and ____________________ the sum of subclauses (x) and (y) being referred to as "Net Proceeds," then within 10 days of the date (the "Excess Determination Date") the aggregate amount received by Forseti exceeds the Net Proceeds, (x) Forseti shall deliver to the Company an amount in cash or by wire transfer of immediately available funds equal to 75% of such amount received by Forseti in excess of the Net Proceeds, and (y) Forseti shall spend the remaining 25% of such excess amount to purchase from the Company, subject to applicable securities laws, Common Stock at a price equal to the average of the Nasdaq bid price over 21 trading days ending on the Excess Determination Date.

5.0      OPTION

         Subject to this Section 5, the Company hereby grants to Forseti an option to purchase from the Company a number of shares of Common Stock equal to the quotient of (x) the amount by which the Earn Up Amount exceeds $7,000,000 and (y) $2.50 (as such number of shares may be adjusted pursuant to this Section 5, the "Shares"), at a price per share equal to $2.50 (as such price may be adjusted pursuant to this Section 5). The option granted in this
Section 5 is exerciseable in full or in part (i) only from the date that the Earn Up Amount is paid by the Company to Forseti through the fifth business day after the date of payment of the Earn Up Amount and (ii) by written notice to the Company of such exercise, which notice shall be accompanied by proper payment in cash or certified or bank check. The option in this Section 5.0 is not transferable. The number of Shares for which the option in this Section 5 may be exercised, and the price at which such option may be exercised, are subject to appropriate adjustment in the event that the Company (i) pays a dividend of shares of Common Stock or makes a distribution in shares of Common Stock), (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity). THE OPTION IN THIS SECTION 5 AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER

UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS.

6.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

7.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 6.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 7, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, (ii) exceed the Price as determined under the JEDI Earn Up Agreement, including a Price as determined by arbitration under the provisions of the JEDI Earn Up Agreement, or

(iii) exceed the amount received by the Company from JEDI pursuant to the JEDI Earn Up Agreement.

8.0      MISCELLANEOUS

         (a) Governing Law; Choice of Forum; Consent to Service of Process. This Agreement shall be governed by the substantive laws of the State of Texas. Except as provided in Sections 6 and 7, the parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Agreement or any related agreement or obligation. Forseti hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against Forseti may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and Forseti hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to Forseti any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after service of process under this subsection
         (a), notice to Forseti in accordance with subsection (e) of any service of process on CT Corporation System under this subsection (a). Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

                 Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any agreement or obligation delivered in connection with this Agreement, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement and that certain Letter Agreement dated as of the date hereof between the Company and the individual who owns directly or indirectly all of the Forseti Interests embody the entire agreement and understanding relating to the subject matter hereof and supersede all prior understandings between the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by the Company and Forseti.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and Forseti, and their respective successors and permitted assigns. Neither the Company nor Forseti may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and Forseti are:


         If to Forseti:                    Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing
                                           Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate upon the earlier of (i) the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Securities Purchase Agreement, (ii) the election by Forseti to retain the Warrants under Section 2(a)(ii),
         (iii) the Transfer of all of the Warrants, (iv) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants; and (v) as of the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests. No termination of this Agreement shall affect the validity of the Warrants.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.

         IN WITNESS WHEREOF, Forseti and the Company have executed this Agreement as of the day and year first stated above.


                                          FORSETI:

                                          FORSETI INVESTMENTS LTD.


                                          By:
                                             ----------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          [with notary attached]


                                          COMPANY:

                                          QUEEN SAND RESOURCES, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          [with notary attached]


                                          and


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          [with notary attached]

                                                                       EXHIBIT A



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------


                           QUEEN SAND RESOURCES, INC.

                     Class A Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                ------------
                                   No. A-1
                                ------------

         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 1,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)     Adjustment of Number of Warrant Shares and Exercise Price.
The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions in this Warrant and specified in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:


         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.



Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and


Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT A
                                     TO
                                   WARRANT

                                PURCHASE FORM

                        To Be Executed by the Holder
                      Desiring to Exercise a Warrant of
                         Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                         Name of Holder:


                                         --------------------------------------

                                         Signature:
                                                   ----------------------------
                                         Title:
                                               --------------------------------
                                         Address:
                                                 ------------------------------

                                         --------------------------------------

                                         --------------------------------------

Dated:                       ,        .
        ---------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                        To Be Executed by the Holder
                      Desiring to Transfer a Warrant of
                         Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.



                                         Name of Holder:


                                         --------------------------------------

                                         Signature:
                                                   ----------------------------
                                         Title:
                                               --------------------------------
                                         Address:
                                                 ------------------------------

                                         --------------------------------------

                                         --------------------------------------

Dated:                       ,        .
        ---------------------  -------

In the presence of


---------------------------------


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OR APPLICABLE NON-UNITED STATES SECURITIES LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO _______________, 1998, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (i) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) QUEEN SAND RESOURCES, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (i) THE BENEFICIAL OWNER OF SUCH SECURITIES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (ii) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN
(A)(ii) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THIS WARRANT AND THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______________, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT ITS PRINCIPAL PLACE OF BUSINESS.


--------------------------------------------------------------------------------



                           QUEEN SAND RESOURCES, INC.

                     Class B Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                           Queen Sand Resources, Inc.


                                -------------
                                   No. B-1
                                -------------

         FOR VALUE RECEIVED, QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Company"), hereby certifies that Forseti Investments Ltd., a Barbados corporation (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the

Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 2,000,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.0015 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Securities Purchase Agreement (as defined below) and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions set forth herein and in the Securities Purchase Agreement.

         Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

         "Common Stock" means the Company's common stock, $0.0015 par value.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means __________ _____, 1997.

         "Earn Up Agreement" means the Earn Up Agreement, dated as of the date hereof, between the Company and the Holder.

         "Exercise Period" means the period of time between the Date of Issuance and 5:00 p.m. (New York City time) on December 31, 1998, provided, however, that any Warrants held by Forseti Investments Ltd. on the Election Date (as defined in the Earn Up Agreement) shall expire on the Election Date unless Forseti Investments Ltd. elects to retain the Warrants pursuant to
Section 2(a)(ii) of the Earn Up Agreement.

         "Exercise Price" means an amount, per share, equal to $2.50 (U.S. dollars). The Exercise Price shall be subject to adjustment, as set forth in
Section 4.

         "Holder" means Forseti Investments Ltd. and its permitted assignees.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint- stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Required Holders" means the Holders of more than 50% of all Warrant Shares then outstanding (assuming the full exercise of all Warrants).

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March ___, 1997, between the Company and Forseti, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Value" means, as of any date of determination, with respect to the Common Stock, $3.50 per share of Common Stock.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Exercise of Warrant; Cancellations of Warrant. Subject to the Securities Purchase Agreement and the provisions of Regulation S promulgated under the Securities Act of 1933, as amended, this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth in Section 11 (or at such other reasonable address as the Company may after the date hereof notify the Holder in writing, coming into effect not before 14 days after receipt of such notice by the Holder), with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, that if this Warrant is exercised in part, the Warrant must be exercised for the purchase of at least 100,000 shares of Common Stock. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 20 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 7 of this Warrant and Article 8 of the Securities Purchase Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 4.               Antidilution Provisions.

         (a)              Adjustment of Number of Warrant Shares and
Exercise Price. The number of Warrant Shares purchasable pursuant hereto and the Exercise Price, each shall be subject to adjustment from time to time on and after the Date of Issuance as provided in this Section 4(a). In case the Company shall at any time after the Date of Issuance (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (x) the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and (y) the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to the adjustment multiplied by a fraction,
(A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 4(a) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

         For the purpose of this Section 4(a) and (b), the term "shares of Common Stock" means (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4(a), the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

         (b) Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4(a)), any consolidation, merger or business combination of the Company with another corporation or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (c) Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.


         (d) Exception to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder or to the Exercise Price in the case of the issuance of the Warrants or the issuance of shares of the Common Stock (or other securities) upon exercise of the Warrants.


         (e) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include treasury shares or shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.


         (f) Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.


         Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

         (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or


         (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or


         (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or


         (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

         Section 6.               No Voting Rights: Limitations of Liability.
Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 7. Restrictions on Transfer. The Warrants and the Warrant Shares shall not be transferable except upon the conditions specified in this Warrant and in the Securities Purchase Agreement. The Warrants may not be transferred, sold or otherwise disposed of except in blocks of Warrants for the purchase of at least 100,000 shares of Common Stock; provided, that if at the time of such transfer, sale or other disposition, the Warrants owned by the Holder are for the purchase of less than 100,000 shares of Common Stock, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of the Warrants. This Warrant bears and the certificates for Warrant Shares will bear a legend as specified in the Securities Purchase Agreement. The Holder by its acceptance of this Warrant agrees to comply with and to be bound by all of the provisions of the Securities Purchase Agreement.

         Section 8.               Amendment and Waiver.

         (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.


         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.


         Section 9.               No Fractional Warrant Shares.   The Company
shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 10.              Reservation of Warrant Shares.   The Company
shall authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

         Section 11. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder and the Company are:


         If to Holder:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

         With copies to:                   Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

         With copies to:                   Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         Section 12. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 13. Governing Law; Choice of Forum; Consent to Service of Process. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United

States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Warrant or any related agreement or obligation. The Holder hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Holder may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and the Holder hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to the Holder any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company shall send, within 5 days after any service of process under this Section 13, notice to the Holder in accordance with Section 11 of any service of process on CT Corporation System under this
Section 13. Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant or any agreement or obligation delivered in connection with this Warrant, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   * * * * *

         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of __________ _____, 1997.


[SEAL]                                     QUEEN SAND RESOURCES, INC.




Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           and


Attest:                                    By:
        --------------------------            ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                  EXHIBIT A
                                     TO
                                   WARRANT

                                PURCHASE FORM

                        To Be Executed by the Holder
                      Desiring to Exercise a Warrant of
                         Queen Sand Resources, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $____________.





                                        Name of Holder:

                                        --------------------------------------

                                        Signature:
                                                  ----------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

Dated:                       ,        .
        ---------------------  -------

                                  EXHIBIT B
                                     TO
                                   WARRANT

                               ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                           Queen Sand Resources, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto __________________________ the right to purchase ____________
shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                        Name of Holder:

                                        --------------------------------------

                                        Signature:
                                                  ----------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

Dated:                       ,        .
        ---------------------  -------

In the presence of

--------------------------------------

                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

                               EARN UP AGREEMENT


         THIS EARN UP AGREEMENT (this "Agreement") is executed as of the _____ day of __________, 1997 between Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI").

         WHEREAS, the Company has entered into the Purchase Agreement (defined below) with JEDI pursuant to which JEDI is purchasing shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and certain warrants to purchase Common Stock of the Company, in exchange for (i) $5,000,000 cash; and (ii) this Agreement; and

         WHEREAS, the Company is repurchasing 9,600,000 shares of Common Stock (defined below) from Forseti Investments, ltd., a Barbados corporation ("Forseti"), pursuant to the terms of the Forseti Purchase Agreement (defined below);

         NOW, THEREFORE, in consideration of these premises, the agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JEDI and the Company agree as follows:

1.0      DEFINITIONS

         "AAA" means the American Arbitration Association, or any successor organization.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the consolidated balance sheet of the Company and its Subsidiaries.

         "Class A Amount" is defined in Section 2(b).

         "Class B Amount" is defined in Section 2(c).

         "Class A Warrants" means the Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Class B Warrants" means the Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock issued to Forseti pursuant to the Forseti Purchase Agreement.

         "Common Stock" means the common stock, par value $.0015 per share, of the Company.

         "Consolidated Adjusted Net Income" means the consolidated net income (or loss) of the Company and its Subsidiaries for the fiscal year ending June 30, 1998 as determined in accordance with GAAP, adjusted by excluding, to the extent included in consolidated net income, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, (c) the net income (or net loss) of any Person (other than the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries in cash by such other Person during such period, and (d) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

         "Consolidated Interest Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "interest expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Net Working Capital" means (i) the amount which, in conformity with GAAP, is set forth opposite the caption "total current assets" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 less (ii) the amount which, in conformity with GAAP, is set forth opposite the caption "total current liabilities" (or any like caption) on the audited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998.

         "Consolidated Non-cash Charges" means the amount which, in conformity with GAAP, is set forth opposite the caption "depreciation, depletion and amortization" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Consolidated Tax Expense" means the amount which, in conformity with GAAP, is set forth opposite the caption "income tax expense" (or any like caption) on the audited consolidated statement of operations of the Company and its Subsidiaries for the fiscal year ended June 30, 1998.

         "Dispute" is defined in Section 4.

         "EBITDA" means, without duplication, for the fiscal year ended June 30, 1998, the sum of (i) Consolidated Adjusted Net Income and (ii) to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges.

         "Earn Up Amount" is defined in Section 2(a).

         "Election Date" means September 30, 1998.

         "Exercise Price" means $2.50.

         "Forseti Earn Up Agreement" means the Earn Up Agreement entered into between the Company and Forseti substantially in the form of Exhibit A to this Agreement.

         "Forseti Interests" means all of the outstanding ownership interests in Forseti and each entity that controls or owns an ownership interests in Forseti.

         "Forseti Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and Forseti.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, in effect from time to time.

         "Guaranteed Debt" means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, or in effect guaranteed directly or indirectly by the Company or any of its Subsidiaries through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit.

         "Indebtedness" means, as of June 30, 1998, without duplication, (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or
(iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Company or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt, (vii) all Redeemable Capital Stock valued at its maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Mediator" is defined in Section 6.

         "Outstanding Shares" means, as of June 30, 1998, the issued and outstanding shares of Common Stock, assuming the conversion of all shares of preferred stock of the Company that are convertible into shares of Common Stock, and excluding any shares of Common Stock held in treasury by the Company or held by any wholly-owned Subsidiary of the Company.

         "Payment Date" means October 15, 1998.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Price" means, if:

                                  (Price(1) - Price(2))
                                  ----------------------         less than or equal to 0.1, then (Price(1) + Price(2))/2;
                                  Greater of Price(1) or Price(2)

         provided, that if:       (Price(1) - Price(2))
                                  ----------------------         greater than 0.1, then the Company and JEDI
                                  Greater of Price(1) or Price(2)


shall negotiate the Price; provided, further, that if the Price has not been agreed upon within 5 business days after the determination of Price(1) and Price(2), then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the Price exceed the higher of Price(1) and Price(2) or be less than the lower of Price(1) and Price(2).

                          (1.1 * SEC PV(10)) - Indebtedness + Consolidated Net Working Capital
         "Price(1)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


                          (6.0 * EBITDA) - Indebtedness + Consolidated Net Working Capital
         "Price(2)" =     ------------------------------------------------------------------------------
                          Outstanding Shares


         "Purchase Agreement" means the Securities Purchase Agreement dated March 27, 1997 between the Company and JEDI.

         "Redeemable Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is, or upon the happening of an event or passage of time would be, required to be redeemed, or
(ii) is, or upon the happening of an event or passage of time would be, redeemable at the option of the holder thereof, or (iii) is, or upon the happening of an event or passage of time would be, convertible into or exchangeable for debt securities.

         "SEC PV10" means the pre tax future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries at June 30, 1998, computed using a discount factor of ten percent, as determined in accordance with the rules, regulations and guidelines of the United States Securities and Exchange Commission and reported in the reserve report dated as of such date prepared in accordance with Section 6.11 of the Purchase Agreement.

         "Statutory Declaration" means a statutory declaration by Forseti that as of the Election Date and the Payment Date (i) the individual who, as of the date hereof, owned all of the Forseti Interests owns all of the Forseti Interests (ii) there are no encumbrances, pledges or other liens on any equity interests in Forseti, and (iii) no other event under Section 6(h) has occurred.

         "Subsidiary" of a Person means any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or business trust of which at the time of determination such Person, directly and/or indirectly through one or more other Persons, owns more than 50% of the voting interests.

         "Transfer" of any property means any exercise, or any direct or indirect sale, transfer, encumbrance, gift, donation, assignment, grant of any interest, pledge, hypothecation or other disposition of such property or any interest therein, whether voluntary or involuntary, including, but not limited to, any transfer by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

         "Value" is defined in Section 2(e).

         "Warrant Transfer Amount" is defined in Section 2(d).

         "Warrants" means, collectively, the Class A Warrants and the Class B Warrants.

2.0      PAYMENT OF EARN UP AMOUNT

         (a) On the Payment Date, subject to the limitations in Section 3, and only against delivery by the Company to JEDI of evidence satisfactory to JEDI that Forseti has delivered to the Company (x) the Warrants and (y) the Statutory Declaration, JEDI shall pay the Company an amount (the "Earn Up Amount") equal to the amount, if any, by which
         (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         (b) The "Class A Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         (c) The "Class B Amount" means a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         (d) The "Warrant Transfer Amount" means a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the Transfer of all of the Class A Warrants and Class B Warrants Transferred by Forseti before the Payment Date; and (iii) the difference between the average daily bid price of the Company's Common Stock for the 21-day period ending on the Election Date less the Exercise Price, multiplied by the number of Class A Warrants and the Class B Warrants Transferred by Forseti before the Payment Date.

         (e) The "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective Affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

         (f) The Company represents and warrants to JEDI that the definitions of the terms "Price" and "Value" in the Forseti Earn Up Agreement are identical to the definitions of such terms in this Agreement.

3.0      LIMITATION ON EARN UP AMOUNT

         The Earn Up Amount shall in no event exceed the amount defined in the Forseti Purchase Agreement as the "Earn Up Amount."

4.0      MEDIATION.

         Any controversy, dispute or claim arising out of or relating to this Agreement (a "Dispute") shall be submitted to non-binding mediation upon the request of the Company or Forseti on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within 15 days. The Mediator shall attempt through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to the Company, Forseti and the Mediator, and each of the Company and Forseti shall pay its pro rata share of such compensation and other expenses of the mediation.

5.0      ARBITRATION.

         In the event that mediation of a Dispute has not commenced within 15 days after a request for mediation is submitted or is terminated without resolution under Section 5.0, any controversy or claim arising out of or relating to this Agreement, including the right to or amount of indemnity, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA by three (3) arbitrators. Each of Forseti and the Company shall appoint one arbitrator, who shall be an impartial person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator, who shall be an impartial person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator, who shall be an impartial person. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Dallas, Texas and shall be conducted in the English language. A decision by the arbitrators shall be final and binding on all the parties. The arbitrators shall execute and deliver to the respective parties the arbitration panel's decision in writing. Judgment upon the award, if any, rendered by the arbitrators (which must be expressed in United States Dollars) may be entered in any court having jurisdiction thereof. In any award, the arbitrators shall assess the arbitration costs and expenses, including, without limitation, attorneys fees of the parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision. Notwithstanding anything to the contrary in this Agreement, if a Dispute involves the determination of Price, the Price, as determined by arbitration under this Section 5, shall not (i) (a) exceed the higher or Price1 and Price2, or (b) be lower than the lower of Price1 and Price2, or (ii) exceed the Price as determined under the Forseti Earn Up Agreement, including a Price as determined by arbitration under the provisions of the Forseti Earn Up Agreement.

6.0      MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas.

         (b) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

         (c) Entirety and Amendments. This Agreement embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the Company and JEDI.

         (d) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Company and JEDI, and their respective successors and permitted assigns. Neither the Company nor JEDI may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other party.

         (e) Notices. Unless otherwise specified, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for the Company and JEDI are:


         If to JEDI:                       Joint Energy Development Investments
                                           Limited Partnership
                                           c/o Enron Corp.
                                           1400 Smith Street
                                           Houston, Texas 77002
                                           Attention: Donna Lowry - Director,
                                           28th Floor
                                           Telecopier: (713) 646-3602

         If to Company:                    Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

                 With copies to:           Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing
                                           Facsimile:  (214) 651-5940

         (f) Section and Other Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         (h) Termination. This Agreement shall terminate automatically, and JEDI shall have no obligation to pay any Earn Up Amount, (a) in the event the "Election Date" under the Forseti Earn Up Agreement is after September 30, 1998 or the "Payment Date" under the Forseti Earn Up Agreement is after October 15, 1998, (b) upon the Transfer of any Warrants in violation of the restrictions on Transfer of Warrants under the Forseti Purchase Agreement, (c) upon the election by Forseti to retain the Warrants under Section 2(a)(ii) of the Forseti Earn Up Agreement, (d) upon the Transfer by Forseti of all of the Warrants,
         (e) upon the Transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Warrants without transferring the Warrants, (f) in the event that, on the Election Date or the Payment Date, the individual who, as of the date hereof owned, directly or indirectly, all of the Forseti Interests does not own, directly or indirectly, all of the Forseti Interests, or (g) the termination of the Forseti Earn Up Agreement for any reason.

         (i) Currency. All dollar amounts in this Agreement shall mean United States dollars.


                                   * * * * *

         IN WITNESS WHEREOF, JEDI and the Company have executed this Agreement as of the day and year first stated above.


                                        JOINT ENERGY DEVELOPMENT
                                        INVESTMENTS LIMITED PARTNERSHIP

                                        By:   Enron Capital Management Limited
                                              Partnership, its General Partner

                                        By:   Enron Capital Corp., its General
                                              Partner



                                        By:
                                           -----------------------------------
                                              Steven M. Emshoff
                                              Agent and Attorney-in-Fact


                                        QUEEN SAND RESOURCES, INC.


                                        By:
                                           -----------------------------------
                                              Edward J. Munden
                                              President and Chief Executive
                                              Officer


                                         and

                                         By:
                                            ----------------------------------
                                              Robert P. Lindsay
                                              Chief Operating Officer

                                                                       EXHIBIT E




                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of this __ day of __________, 1997, among Queen Sand Resources, Inc., a Delaware corporation ("QSR"), Forseti Investments Ltd., a Barbados corporation ("Forseti"), and _________________ in its capacity as escrow agent hereunder ("Escrow Agent").

         WHEREAS, QSR and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), are parties to a Securities Purchase Agreement (the "JEDI Purchase Agreement"), pursuant to which JEDI has purchased 9,600,000 shares of Series A Participating Convertible Preferred Stock, par value $0.01 per share, of QSR (the "Preferred Stock"); and

         WHEREAS, QSR and Forseti have entered into a Securities Purchase Agreement (the "Forseti Agreement") whereby QSR has agreed to purchase 9,600,000 shares of its common stock, par value $.0015 per share (the "Common Stock"), from Forseti in exchange for, among other things, Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock (the "Class A Warrants") and Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock (the "Class B Warrants", and, together with the Class A Warrants, the "Warrants"); and

         WHEREAS, pursuant to the Forseti Agreement, the Warrants are to be held by an escrow agent subject to an escrow agreement; and

         WHEREAS, QSR and Forseti have agreed to deposit the Warrants in escrow pursuant to the terms hereof.

         NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Terms of Escrow. QSR herewith deposits with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the Warrants. From time to time after the date of this Agreement, a proposed purchaser of Warrants, the Company and/or Forseti may deliver to the Escrow Agent consideration for a proposed transfer of Warrants ("Transfer Consideration"), in each case against delivery of a written receipt by the Escrow Agent to the Company and Forseti acknowledging such delivery. The Escrow Agent shall hold the Warrants [in its vault located at _________________] (the "Escrow Depository") until such time as the Escrow Agent is properly authorized to transfer the Warrants pursuant to
Section 2. The Escrow Agent shall establish an account (the "Escrow Account") which shall be credited with any Transfer Consideration deposited with the Escrow Agent and which shall be increased by the income interest or earnings earned and received with respect thereto (collectively, the "Interest") and decreased by distributions made pursuant to this Escrow Agreement. All funds held by the Escrow Agent shall be invested by the Escrow Agent in accordance with the written directives received from time to time by Forseti.

         2. Release of Warrants. The Escrow Agent is authorized and directed to deliver the Warrants and the funds in the Escrow Account as provided below:

                 (a) At any time and from time to time prior to the termination of this Escrow Agreement, upon delivery to the Escrow Agent by QSR and Forseti of written notice, such notice to be delivered in accordance with the terms of the Forseti Agreement and to be in the form attached hereto as Exhibit A (the "Form"), the Escrow Agent shall immediately deliver a copy of such notice to JEDI and shall thereafter immediately deliver the number of Warrants referred to in the notice and/or the funds in the Escrow Account from the Escrow Depository to such place or agent as set forth in the notice. Though QSR and Forseti shall deliver such notice in accordance with the Agreement, the Escrow Agent shall not have any duty to determine proper provision of notice, but, rather need only consider whether receipt of the notice conforms to the Form.

                 (b) Upon the termination of this Escrow Agreement by the mutual agreement of QSR, Forseti and the Escrow Agent, the Escrow Agent shall deliver the Warrants and the funds in the Escrow Account held by it to such place or agent as specified by Forseti in writing, whereupon the duties of the Escrow Agent shall cease.

         3. Indemnity; Interpleader; Resignation. To the extent permitted by law, QSR and Forseti shall indemnify the Escrow Agent, its directors, officers and employees (collectively, "Indemnitees") and hold such Indemnitees harmless against, any loss, liability or expense incurred without negligence or bad faith on such Indemnitees' part, arising out of or in connection with the acceptance or administration of the Escrow Agent's duties hereunder, including the cost and expense against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. Further, QSR and Forseti agree as follows:

                 (a) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Escrow Agent believes to be genuine and what it purports to be.

                 (b) The Escrow Agent may confer with independent legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or the Escrow Agent's duties hereunder, and to the extent permitted by law, the Escrow Agent shall incur no liability hereunder and shall be fully protected in acting in accordance with the opinions and instructions of such counsel as to the construction of any of the provisions hereof.

                 (c) In the event of any disagreement resulting in adverse claims or demands being made in connection with the subject matter of this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent may, at the Escrow Agent's sole and exclusive option, refuse to comply with any claims or demands on the Escrow Agent, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way to any person for the Escrow Agent's failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all parties (including, but not limited to, the Escrow Agent) have been fully and finally adjudicated by a court of competent jurisdiction or determined by arbitration; or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties. In addition to the foregoing remedies, the Escrow Agent is hereby authorized, in the event of any doubt as to the course of action the Escrow Agent should take under this Escrow Agreement, to petition any court of competent jurisdiction (the "Court") of Dallas County, Texas, for instructions or to interplead this Escrow Agreement and the Warrants so held into such Court. QSR and Forseti agree to the jurisdiction of said Court over QSR and Forseti as well as this Escrow Agreement and the Warrants and any funds in the Escrow Account, waive personal service of process, and agree that service of process as set forth in
         Section 10(a) shall constitute adequate service.

                 (d) The Escrow Agent may resign for any reason whatsoever, upon thirty (30) days written notice to QSR and Forseti. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver the Warrants and any funds in the Escrow Account, this Escrow Agreement and any and all other documents in the Escrow Agent's possession under this Escrow Agreement to any successor Escrow Agent appointed by QSR and Forseti hereto, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction in Dallas County, Texas. Upon either such delivery, the Escrow Agent shall be released from any future performance under this Escrow Agreement. A termination under this Section 3(d) shall in no way change the terms of Section 3 affecting reimbursement of the Escrow Agent's attorneys fees, costs and expenses and the indemnity specified therein.

                 (e) In the event of a conflict between this Section 3 and any other section of this Escrow Agreement, the terms and provisions of this Section 3 shall prevail and control.

         4. Further Instruments. Each of QSR and Forseti shall, whenever and as often as such party shall be reasonably requested to so do by the Escrow Agent, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes hereof.

         5. Reliance. Each of QSR, Forseti and the Escrow Agent have relied upon their own examination of the terms and provisions contained in this Escrow Agreement and the counsel of their own advisors.

         6. Fees. Forseti hereby agrees to pay to the Escrow Agent reasonable compensation for the services to be rendered by it hereunder and to pay or to reimburse the Escrow Agent for all expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by it in connection with its joining this Escrow Agreement and with the carrying out of its duties hereunder.

         7. Termination. This Escrow Agreement shall terminate on the date the Escrow Agent no longer holds any Warrants or any funds in the Escrow Account under this Escrow Agreement and the payment of all fees and expenses due to the Escrow Agent pursuant to this Escrow Agreement. Prior to such date, this Escrow Agreement may be terminated only by an instrument in writing duly executed by QSR and Forseti and delivered to the Escrow Agent.

         8. Discharge. In the event that QSR and Forseti desire to choose another Escrow Agent, the successor Escrow Agent shall be chosen by QSR and Forseti by mutual agreement. Any successor Escrow Agent hereunder shall have all the rights, title, privileges, duties, obligations and protection of the original Escrow Agent hereunder.

         9. Notices. Unless otherwise specified, whenever this Escrow Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Escrow Agreement, the address (and telecopy number) for QSR, Forseti and the Escrow Agent are:

        If to Forseti:                     Forseti Investments Ltd.
                                           5-206 Dowell House
                                           Bridgetown, Barbados
                                           West Indies
                                           Attn:  Dennis Chandler
                                           Facsimile:  (246) 427-5667

        With copies to:                    Faust Fresenius Heyne Scherzberg,
                                           attorneys
                                           Paul-Ehrlich-Strasse 37-39
                                           60596 Frankfurt-Am-Main
                                           Attn: Christoph Heyne
                                           Facsimile: (49) 6963009090

        If to QSR:                         Queen Sand Resources, Inc.
                                           3500 Oak Lawn, Suite 380, L.B.#31
                                           Dallas, Texas  75219-4398
                                           Attn: Robert P. Lindsay
                                           Facsimile: (214) 521-9960

        With copies to:                    Queen Sand Resources, Inc.
                                           60 Queen Street, Suite 1400
                                           Ottawa, Canada  K1P 5Y7
                                           Attn:  Edward J. Munden
                                           Facsimile: (613) 230-6055

                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas  75202
                                           Attn: William L. Boeing, Esq.
                                           Facsimile:  (214) 651-5940

         If to JEDI:                       Joint Energy Development Investments
                                           Limited Partnership
                                           1400 Smith Street
                                           Houston, Texas  77002-7361
                                           Attn:  Donna Lowry, Director - 28th
                                           Floor
                                           Facsimile:  (713) 646-3602

         10.     Miscellaneous.

                 (a) Governing Law; Choice of Forum; Consent to Service of Process. This Escrow Agreement shall be governed by the substantive laws of the State of Texas. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Escrow Agreement or any agreement or obligation delivered in connection with this Escrow Agreement or any judgment entered by any court in respect thereof shall be brought in the Courts of the State of Texas, County of Dallas or in the United States District Court for the Northern District of Texas and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Escrow Agreement or any related agreement or obligation. Forseti hereby submits to the jurisdiction of the State of Texas and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought against Forseti in the United States may be made upon CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System), and Forseti hereby irrevocably appoints CT Corporation System at its offices located at 350 North St. Paul Street, Dallas, Texas 75201 (or any subsequent address of CT Corporation System) its true and lawful attorney-in-fact in their name, place and stead to accept such service of any and all such writs, process and summonses, and agree that the failure of CT Corporation System to give to Forseti any notice of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. QSR and the Escrow Agent shall send, within 5 days after service of process under this Section 10(a), notice to Forseti in accordance with Section 9 of any service of process under this Section 10(a). Service of process on the Company may be made to the Company's registered agent in Delaware, Corporation Trust Centre, 1209 Orange Street, in the City of Wilmington, County of New Castle.

                 Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Escrow Agreement or any agreement or obligation delivered in connection with this Escrow Agreement, brought in the Courts of the State of Texas, County of Dallas or the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                 (b) Invalid Provisions. If any provision of this Escrow Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable.

                 (c) Entirety and Amendments. This Escrow Agreement (along with the Forseti Agreement, the JEDI Purchase Agreement, the Warrants, the Earn Up Agreement dated the date hereof between QSR and Forseti, and the Earn Up Agreement dated the date hereof between QSR and JEDI) embodies the entire agreement and understanding relating to the subject matter hereof, supersedes all prior understandings between the parties relating to the subject matter hereof, and may be amended only by an instrument in writing executed by the QSR, Forseti, and the Escrow Agent.

                 (d) Parties Bound. This Escrow Agreement shall be binding upon and inure to the benefit of QSR, Forseti, the Escrow Agent, and their respective successors and permitted assigns. None of QSR, Forseti, or the Escrow Agent may assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the other parties.

                 (e) Section and Other Headings. The headings contained in this Escrow Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Escrow Agreement.

                 (f) Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first written.


[SEAL]                       QUEEN SAND RESOURCES, INC.,
                             a Delaware corporation


                             By:
                                ----------------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------

                             [with notary attached]


                             and


                             By:
                                ----------------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------

                             [with notary attached]


                             FORSETI INVESTMENTS LTD.,
                             a Barbados corporation


                             By:
                                ----------------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                             [with notary attached]


                             [ESCROW AGENT]


                             By:
                                ----------------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------

                             [with notary attached]

                                   EXHIBIT A

                                 FORM OF NOTICE



[Escrow Agent]

----------------------
----------------------
Attn:
     -----------------

Gentlemen and Ladies:

         Reference is made to that certain Escrow Agreement dated as of __________, 1997 among Queen Sand Resources, Inc., a Delaware corporation ("QSR"), Forseti Investments Ltd., a Barbados corporation ("Forseti") and __________________, as Escrow Agent (the "Escrow Agreement"). In accordance with Section 2 of the Escrow Agreement, you are hereby directed to deliver a copy of this notice to JEDI and thereafter to deliver immediately (i) [insert number of Warrants] from the Escrow Depository to ____________________ and (ii) $__________________ to ____________________. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Escrow Agreement.

                             Very truly yours,

                             QUEEN SAND RESOURCES, INC.,
                             a Delaware corporation


                             By:
                                ----------------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------



                             FORSETI INVESTMENTS LTD.,
                             a Barbados corporation


                             By:
                                ----------------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------




cc:      Joint Energy Development
         Investments Limited Partnership

                                   EXHIBIT F

                              FORM OF STOCK POWER
              (TO BE SIGNED ONLY UPON THE TRANSFER OF THE SHARES)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Queen Sand Resources, Inc. 9,600,000 Shares of Common Stock, par value $.0015 per share, of Queen Sand Resources, Inc. represented by Certificate Nos. 515 through 610 inclusive and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said stock on the books of Queen Sand Resources, Inc. with full power of substitution in the premises.


         Dated:                        FORSETI INVESTMENTS, LTD.
               ------------------

By:
   -----------------------------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------



[signature guaranty]

[confirm acceptable to transfer agent]

                                   EXHIBIT G

                                FORM OF RELEASE


         THIS RELEASE is entered into as of __________ _____, 1997 by Forseti Investments Ltd., a Barbados corporation ("Forseti").

         WHEREAS, Forseti owns 9,600,000 shares (the "Shares") of common stock, par value $0.0015 per share, of Queen Sand Resources, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, Forseti and the Company have entered into a Securities Purchase Agreement dated __________ _____, 1997 (the "Securities Purchase Agreement"), pursuant to which Forseti has agreed to sell to the Company the Shares pursuant to the terms and conditions of the Securities Purchase Agreement; and

         WHEREAS, it is a condition to the Company's obligations under the Securities Purchase Agreement that Forseti execute and deliver a release to the Company.

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Forseti hereby agrees as follows:

         1.               Forseti does hereby unconditionally and
irrevocably compromise, settle, remise, acquit and fully and forever release and discharge the Company and its officers, employees, agents, attorneys, principals, directors and stockholders, and its and their respective heirs, legal representatives, successors and assigns (collectively, the "Company Released Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Forseti Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which Forseti ever had, now has, or in the future may claim to have against the Company Released Parties or which may have arisen at any time on or prior to the date hereof and are in any manner related to the Shares (other than claims that arise under the Securities Purchase Agreement, the Earn Up Agreement, the Escrow Agreement or the Warrants).


         2. Forseti covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Company Released Parties any action or other proceeding based upon any of the Forseti Claims which may have arisen at any time on or prior to the date hereof and are in any manner related to the Shares (other than claims that arise under the Securities Purchase Agreement, the Earn Up Agreement, the Escrow Agreement or the Warrants).


         3. Forseti hereby acknowledges that it understands and agrees that the execution of this Release does not constitute in any manner whatsoever an admission of liability on the part of the Company for any matters covered by this Release, but that such liability is specifically denied.





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



         4. This Release shall be governed by and construed in accordance with the laws of the State of Texas in all respects.


         5. Forseti has full power and lawful authority to execute and deliver this Release. The execution, delivery and performance by Forseti of this Release have been duly and validly authorized by all necessary action by Forseti. The Release has been duly executed and delivered by Forseti and is a legal, valid and binding obligation of Forseti, enforceable against Forseti in accordance with its respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.


         6. Initially capitalized terms used not defined in this Release have the meanings ascribed to such terms in the Securities Purchase Agreement.

         EXECUTED by the undersigned as of the date first above written.


                                      FORSETI INVESTMENTS LTD.



                                      By:
                                         --------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                      [with notary attached]

                                   EXHIBIT H

                             FORM OF LEGAL OPINION

         [Note:  We would deliver Accord opinion.]

         Based upon the foregoing and subject to the limitations and qualifications in this opinion letter, we are of the opinion that:


         1. The Company is a corporation incorporated, validly existing, and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation incorporated, validly existing and in good standing under the laws of the state of its incorporation.


         2. The Company is qualified to do business as a foreign corporation and is in good standing in the States of _________________, which are the only jurisdictions in which the Company has certified to us that it is required to be so qualified (other than any jurisdiction with respect to which the failure to be so qualified would not have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Company and its subsidiaries taken as a whole). [duplicate for Subsidiaries] [Note: Will be based solely on state good standing certificates.]


         3. Each of the Company and each of the Company's Subsidiaries has the corporate power and authority to own its properties and to conduct its business as currently conducted.


         4. The Warrants have been duly authorized and validly issued and are fully paid and nonassessable and, to our Actual Knowledge, the Warrants has not been issued in violation of preemptive rights of the Company's stockholders. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and upon such exercise in accordance with the Warrants, respectively, will be validly issued, fully paid, nonassessable and to our Actual Knowledge, free of preemptive rights.


         5. The Company has all corporate power and authority (i) to execute, deliver and perform its obligations under the Forseti Purchase Agreement, the Earn Up Agreement, the Escrow Agreement and the Warrants, (ii) to issue the Warrants in the manner contemplated by the Forseti Purchase Agreement, and (iii) to issue the Warrant Shares in the manner contemplated by the Warrants.


         6. The Securities Purchase Agreement, the Earn Up Agreement, the Escrow Agreement and the Warrants have been duly executed and delivered by the Company and constitute legal, valid, and binding obligations of the Company enforceable against it in accordance with their respective terms.


         7.               [Regulation S opinion to come.]